UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. ____)

[X]     Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]     Definitive Information Statement

                              CALL-SOLUTIONS, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]     No fee required


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
                              CALL-SOLUTIONS, INC.
                          2250 Warrensville Center Road
                         University Heights, Ohio 44118

                NOTICE OF PROPOSED ACTIONS TO BE TAKEN BY CONSENT
                                 OF SHAREHOLDERS
                                November 15, 2003

Dear Shareholder:

     On September 15, 2003, the Board of Directors of Call-Solutions, Inc. (the Company) met to discuss proposals for the strategic implementation of the acquisition of certain business operations.

     It is anticipated that on or about November 15, 2003, the Board of Directors will request shareholders holding at least a majority of the Company(s issued and outstanding Common Stock to approve the following proposed amendments; first, to approve an amendment to the Company(s Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 90,000,000 to 750,000,00; second, to approve a reverse split of the Company(s Common Stock, third, to change the name of the Company to ProCoreGroup Inc.;and to change the trading symbol of the company to PCGI or some othe symbol designated by the OTCBB.

     A copy of the proposed Articles of Amendment is attached hereto as an Exhibit.

     These actions are taken by consent and without a meeting, as authorized by
Section 6.03 of the California Corporation Code.   The record date established
by the Board of Directors for purposes of determining the shareholders entitled to approve the proposed action is September 30, 2003.

     WE ARE NOT ASKING YOU FOR A PROXY, NOR ARE WE ASKING YOU TO RESPOND TO THIS NOTICE IN ANY OTHER WAY. THE PURPOSE OF THIS NOTICE IS TO ONLY TO PROVIDE YOU WITH INFORMATION REGARDING THE PROPOSED ACTIONS.

Sincerely,

Dr. Bashiruddin Usama
President


CALL-SOLUTIONS, INC.
2250 Warrensville Center Road
University Heights, Ohio 44118


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
Date:  October 13, 2003

                              INFORMATION STATEMENT

                  ACTION TO BE TAKEN BY CONSENT OF SHAREHOLDERS
                                       OF
                              CALL-SOLUTIONS, INC.
                          ON OR ABOUT NOVEMBER 15, 2003
                               __________________

This Information Statement is furnished to the holders of the Common Stock of Call-Solutions, Inc., (the Company) on behalf of the Company in connection with the following proposals:

1. To approve an amendment to the Company's' Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 90,000,000 to 750,000,000;

2.  To effect a 76:1 reverse split of the Company's' Common Stock, and

3.  To change the name of the Company to ProCoreGroup, Inc.

4. To change the trading symbol to PCGI or other possible trading symbol designated by OTCBB.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

The Company was incorporated in California on August 15, 1983, under the name of Tahoe Lake Concessions, Inc. The Company remained dormant until 1993. On June
21, 1993, the Company's shareholders approved a name change to BAOA, Inc.   From
1993 through 1997, BAOA was engaged in the development, marketing, and sales of an educational and entertainment board game, the marketing of an affinity credit card, the licensing of a trademark logo, Black Americans of Achievement, and the
development of a television game show.   During 1997, BAOA redirected its
efforts to the operation of telemarketing call centers located in federally designated empowerment zones throughout the United States. In 2000, BAOA refined its business plan to include worldwide call center business locations. BAOA opened, and has derived revenue from, its initial call center domiciled in Montego Bay, Jamaica, during the second quarter of 2000. In anticipation of opening call centers in Atlanta and New York, BAOA incorporated two wholly-owned subsidiaries: Call Atlanta, Inc., which was incorporated in January 1998 in the State of Georgia to operate the Company's telemarketing call center operations located in the Atlanta, Georgia designated empowerment zone, and Call Harlem, Inc., which was incorporated in September 1998 in the State of Delaware to operate BAOA's telemarketing call center operations located in the New York City designated empowerment zone. Both of these entities are currently inactive.

In October 2000, BAOA changed it named to Call-Solutions, Inc. During the fourth quarter of 2002, Call-Solutions, Inc. moved its operations to Detroit, Michigan. Call-Solutions, Inc. principal offices are currently located in University Heights, Ohio.

The Company's' current business plan is to seek to acquire a business opportunity through completion of aquistions, mergers, exchange of stock, or other similar type of transaction.

The Company is registered under Section 12(g) of the Securities Exchange Act of 1934. It is subject to the reporting obligations under Section 13 of the Securities Exchange Act of 1934 and is current in the filing of its reports.

RECORD DATE
The Company has established September 30, 2003 (the Record Date), as the record date for purposes of determining the Shareholders of record who are entitled to receive notice of the items proposed in this Information Statement.

PROPOSAL ONE
To approve an amendment to the Company's' Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 90,000,000 to 750,000,000. The Board believes that a restructuring of its equity is in the best interests of the Company.

PROPOSAL TWO
To effect a 76: 1 reverse split of the Company's' Common Stock. The Board believes this will facilitate possible acquisitions by allowing the Company to use its stock to acquire these business opportunities. Presently, the aggregate number of shares which may be voted including convertible preferred stock is 502,355,822 shares. After the proposed stock split there will be 1,072,314 shares of common stock outstanding. The aggregate shares which may be voted, including convertible preferred stock will be 6,609,945 shares.

PROPOSAL THREE
To change the name of the Company to ProCoreGroup, Inc. The Board believes this action is in the best interests of the Company.

PROPOSAL FOUR
To change the trading symbol to PCGI or other symbol designated by OTCBB,to reflect the name change of Company to ProCoreGroup, Inc. The Board believes this action is in the best interests of the Company.


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
APPROVAL OF PROPOSALS
Adoption of these proposals requires approval of Shareholders holding not less than a majority of the Companys issued and outstanding common stock. As of the Record Date, the aggregate of common stock and convertible preferred stock which may be voted is 502,355,822, of which 493,400,000 shares, or approximately 98 %,
are owned by Company officers, directors and affiliates.   Therefore, these
officers, directors and affiliates owned a sufficient number of shares as of the Record Date that they have the ability to approve the proposed amendment.

Rather than calling a meeting of its Shareholders to vote on adoption of the proposed amendment to the Articles and the proposed reverse split, the Company intends to request its officers, directors, and affiliates, as the holders of a majority of its issued and outstanding common and convertible preferred stock, to approve these proposals through action by written consent in lieu of a meeting.

PRINCIPAL SHARE OWNERSHIP
The Record Date for purposes of determining the shareholders entitled to vote was September 30, 2003. As of the Record Date, the Company had an aggregate total, consisting of common and convertible preferred stock of 502,355,822 shares. The following table sets forth, as of the date of the Record Date, the stock ownership of each executive officer and director of Call-Solutions, Inc., of all executive officers and directors of Call-Solutions, Inc. as a group, and of each person known by Call-Solutions, Inc. to be a beneficial owner of 5% or more of its Common Stock.

Name and Address                Number of Shares of Convertible Preferred   Percent of Class
------------------------------                   Stock Beneficially Owned   ----------------
                                                 ------------------------
Dr. Bashiruddin Usama (1)                                          500 (2)              50%
2250 Warrensville Center
Road
University Heights, Ohio
44118

Dr. Robert Gilmore                                                 460 (3)              18%
2250 Warrensville Center
Road
University Heights, Ohio
44118

Dr. Charles W. Harper (1)                                          460 (4)              18%
2250 Warrensville Center
Road
University Heights, Ohio
44118

Dr. Frederick Harris                                               297 (5)              12%
2250 Warrensville Center
Road
University Heights, Ohio
44118

All officers and directors (2                                         960               68%
persons)


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

(1)  The person listed is an officer, a director, or both, of the Company.

(2)  Dr. Usama beneficially owns 500 shares of Convertible Preferred Stock. Each convertible share is valued at $1,000, and each share is convertible upon demand to common stock at $.002 per share. Dr. Usama has the right to vote 250,000,000 of these shares. Dr. Usama's shares represent 49. 8% of the voting shares. Dr. Usama has the sole power to vote the 500 shares of convertible preferred stock or 250,000,000 as if the preferred stock was converted.

(3)  Dr. Gilmore beneficially owns 460 shares of Convertible Preferred Stock. Each convertible share is valued at $1,000, and each share is convertible upon demand to common stock at $.005 per share.  Dr. Gilmore has the right to vote 92,000,000 of these shares. Dr.
Gilmore's shares represent 18% of the voting shares. Dr. Gilmore has the sole power to vote the 460 shares of convertible preferred stock or 92,000,000 as if the preferred stock was converted.

(4)  Dr. Harper beneficially owns 460 shares of Convertible Preferred Stock. Each convertible share is valued at $1,000, and each share is convertible upon demand to common stock at $.005 per share.  Dr. Harper has the right to vote 92,000,000 of these shares. Dr.
Harper's shares represent 18% of the voting shares.  Dr. Harper has the sole power to vote the 460 shares of convertible preferred stock or 92,000,000 as if the preferred stock was converted.

(5)  Dr. Harris beneficially owns 297 shares of Convertible Preferred Stock. Each convertible share is valued at $1,000, and each share is convertible upon demand to common stock at $.005 per share. Dr. Harris has the right to vote 59,400,000 of these shares. Dr. Harris's shares represent 12% of the voting shares.  Dr. Harris has the sole power to vote the 297 shares of convertible preferred stock or 59,400,000 as if the preferred stock was converted.

DIRECTORS AND EXECUTIVE OFFICERS

NAME                               AGE  POSITION
Dr. Bashiruddin Usama               71  President, CEO, Secretary and a director
Dr. Charles W. Harper               47  Treasurer and a director


Biographical Information
------------------------

DR. BASHIRUDDIN USAMA.
Dr. Bashiruddin Usama has been President and a Director of the Company since June 2003. He has a Specialty in Oral and Maxillofacial Surgery and has practiced in Cleveland Heights, Ohio, from 1974 to the present. In 1959 he obtained a Bachelor of Science Degree from Howard University, College of Liberal Arts, Washington, D.C. In 1963 he received a Doctor of Dental Surgery from Howard University, College of Dentistry, Washington, D.C. From 1971 to 1974, he completed his residency in Oral and Maxillofacial Surgery at Howard University Hospital and Veterans Administration Hospital in Washington, D.C.

From 1993 to 1994, Dr. Usama was the state President of the Ohio Association of African American Business Owners, Inc. On November 5, 2002, he was appointed a Member of the Board of Directors of Call-Solutions, Inc.

Dr. Usamas past business affiliations include President and CEO of Traders Group, Inc., a producer and distributor of International Food Supplements and skin care products, and Managing Partner of B.W.I. Properties, a real estate investment partnership.

DR. CHARLES W. HARPER.
Dr. Charles W. Harper has been Treasurer and a director since June 2003. He graduated with a B.A. in Chemistry from Fisk University in 1978, and received a
Doctorate Of Dental Surgery Degree from Meharry Medical College in 1982.   From
1987 to 1990, Dr. Harper was a Medical Fellow at Cleveland Clinic Foundation in Cleveland, Ohio. From 1998 to 2000, he was a resident in Prosthodontics in Oral Implantology at Ohio State University.

Dr. Harper graduated from The New York Maxicourse in Oral Implantology in June 2003. He is currently a Fellow of the International Congress of Implantology.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
     No officer or director has received any remuneration or compensation from the Company. The Company currently has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees.

PROPOSALS AS SET FORTH ABOVE
The stockholders holding a majority of the voting stock have unanimously approved the adoption of all proposals as set forth above.

OTHER MATTERS
The Company knows of no other matters to be submitted to the majority shareholders.

Sincerely,

Dr. Bashiruddin Usama

President


CALL-SOLUTIONS, INC.
2250 Warrensville Center Road
University Heights, Ohio 44118


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
                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          THE ARTICLES OF INCORPORATION
                                       OF
                              CALL-SOLUTIONS, INC.

Pursuant to the provisions of Sections 900-910 of the California Corporations Code, this profit corporation adopts the following articles of amendment to its Articles of Incorporation:

FIRST:     The name of the corporation is Call-Solutions, Inc.

SECOND:    The text of each amendment adopted is as follows:

     ARTICLE ONE of the Articles of Incorporation is amended as follows:

     The name of the Corporation is ProCoreGroup, Inc.

     ARTICLE FOUR of the Articles of Incorporation is amended to read as follows:

               A. This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of Common Stock that the Corporation is authorized to issue is Seven Hundred Fifty Million (750,000,000) of $0.001 (one mil) par Common Stock. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000 shares of $0.001 (one mil) par stock.

THIRD:  The date of adoption of the amendments is November 15, 2003

FOURTH: The amendments were approved by the shareholders. The number of votes cast for the amendments by the shareholders was sufficient for approval.

Signed this 15th day of November, 2003.


By: __________________________________
     Dr. Bashiruddin Usama, President


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